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Exhibit 21

DIRECT AND INDIRECT OPERATING SUBSIDIARIES
OF FIRSTMERIT CORPORATION*

      Citizens Savings Corporation of Stark County
      FirstMerit Bank, National Association

            -     Abell & Associates, Inc.

            -     Alpha Equipment Group, Inc.

            -     FirstMerit Insurance Agency, Inc.

            -     FirstMerit Leasing Company

            -     FirstMerit Mortgage Corporation

            -     FirstMerit Mortgage Reinsurance Company, Inc. (Hawaii)

            -     FirstMerit Moss Creek Ventures, LLC

            -     FirstMerit Securities, Inc.

            -     FirstMerit Advisors, Inc.

            -     FirstMerit Title Agency, Ltd.

            -     FMRC, Inc. (Delaware)

            -     FMS, Inc. (Delaware)

            -     FMSC, Inc. (Delaware)

            -     FMTP, LLC (Delaware)

            -     Mobile Consultants, Inc.

            -     Signal Finance Company

      FirstMerit Capital Trust I (Delaware)

      FirstMerit Community Development Corporation

      FirstMerit Credit Life Insurance Company (Arizona)

      FMT, Inc. (Delaware)

      SF Development Corp.